UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2010

RIO VISTA ENERGY PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware	000-50394	20-0153267
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2121 Rosecrans Ave, Suite 3355 El Segundo, California	90245
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 563-1828

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On February 12, 2009, Rio Vista Energy Partners L.P. (Rio Vista) received correspondence from the Nasdaq Stock Market Listings Qualification Panel (“Hearing Panel”) indicating that on February 17, 2010, pursuant to the Hearing Panel’s obligations under the Nasdaq Stock Market’s (“Nasdaq”) Listing Rule 5830 and Rule 12d2-2 of the Securities Exchange Act, Nasdaq was going to issue a press release announcing the following:

Delisting of Securities of Rio Vista Energy Partners L.P. from The NASDAQ Stock Market

NEW YORK, February 17, 2010— The Nasdaq Stock Market announced today that it will delist the limited partnership of Rio Vista Energy Partners LP. Rio Vista Energy Partners L.P.’s stock was suspended on December 17, 2009, and has not traded on NASDAQ since that time. NASDAQ will file a Form 25 with the Securities and Exchange Commission to complete the delisting. The delisting becomes effective ten days after the Form 25 is filed. For news and additional information about the company, including the basis for the delisting and whether the company’s securities are trading on another venue, please review the company’s public filings or contact the company directly.

For more information about The NASDAQ Stock Market visit the NASDAQ Web site at http://www.nasdaq.com. NASDAQ’s rules governing the delisting of securities can be found in the NASDAQ Rule 5800 Series, available on the NASDAQ Web site: http://www.cchwallstreet.com/NASDAQTools/bookmark.asp?id=nasdaq-rule_5800&manual=/nasdaq/main/nasdaq-equityrules/.”

Since December 17, 2009, RVEP common unit have traded on the OTC Pink Sheets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rio Vista Energy Partners L.P.

By: /s/ Ian T. Bothwell
Name: Ian T. Bothwell
Title: Acting Chief Executive Officer,
Acting President, Vice President,
Chief Financial Officer, Treasurer and
Assistant Secretary (Principal Executive,
Financial and Accounting Officer)

Dated: February 16, 2010